Exhibit 12(b) To Form N-CSR
THOMPSON PLUMB FUNDS, INC.
WRITTEN STATEMENT OF THE CHIEF EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350
     Solely for the purposes of complying with 18 U.S.C. Section 1350, each of the undersigned, being the chief executive officer and chief financial officer, respectively, of Thompson Plumb Funds, Inc. (the “Company”), hereby certify, based on his or her knowledge, that the Company’s Certified Shareholder Report on Form N-CSR for the year ended November 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 20, 2006	/s/ John W. Thompson

John W. Thompson, Chairman and Chief Executive Officer

/s/ Penny Hubbard

Penny Hubbard, Chief Financial Officer
     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to such Section. The certification shall not be deemed to be incorporated by reference into the Report or any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.